STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

HAROLD P. GEWERTER, ESQ., LTD.
1212 S CASINO CENTER BLVD
LAS VEGAS, NV 89104

Job:C20151204-1366
December 7, 2015

Special Handling Instructions:
AMD EMAIL GBD 12/07/15

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20150533122-94	12/4/2015 11:40:51 AM	1	$175.00	$175.00
24 Hour Expedite	20150533122-94	12/4/2015 11:40:51 AM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	115722|15120704974950	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

HAROLD P. GEWERTER, ESQ., LTD.
1212 S CASINO CENTER BLVD
LAS VEGAS, NV 89104

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Barbara K. Cegavske	20150533122-94
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 12/04/2015 11:40 AM
	Entity Number E0396052015-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

WHISKEY ACQUISITION, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

3. Authorized Stock: Number of shares with par value: 200,000,000 Par value per share: $ 0.0001
Number of shares without par value: 0

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: in excess of 51%.

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.